UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2016

Atossa Genetics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Eastlake Ave. East, Suite 200 Seattle, Washington	98102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

The information set forth in Item 5.02 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 18, 2016, Atossa Genetics Inc. (“Atossa” or the “Company”) agreed to amend the January 4, 2013 employment agreement of Kyle Guse, Chief Financial Officer, General Counsel and Secretary of the Company (the “Employment Agreement”). The Employment Agreement was amended to (i) add a provision stating that Mr. Guse will receive a payment upon a change of control of the Company equal to two times his then base salary (the “Change of Control Payment”), and (ii) remove the provision stating that Mr. Guse will receive the Change of Control Payment only upon a termination of employment following a change of control.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (1) the election of two Class I directors named in the Proxy Statement; (2) the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (3) the approval to increase authorized shares under Atossa Genetics 2010 Stock Option and Incentive Plan by 2,000,000 shares; (4) the approval of an amendment to the certificate of incorporation to increase the number of authorized shares of common stock by 100,000,000 shares; (5) approval of an amendment (in the event it is deemed by the Atossa’s Board of Directors to be advisable) to Atossa’s certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Atossa’s common stock at a ratio within the range of 5:1 up to a split of 30:1, as determined by the Atossa’s Board of Directors; (6) to conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in this proxy statement; and (7) the transaction of any other business that may properly come before the meeting or any adjournment thereof.

The number of shares of common stock entitled to vote at the Annual Meeting was 38,823,464. The number of shares of common stock present or represented by valid proxy at the annual meeting was 23,473,501. All proposals passed except proposal 4. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, other than proposal 4, are set forth below:

(i)	Election of two Class I Directors

The stockholders elected two Class I directors as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven C. Quay	12,271,027	40,562	11,161,911
Gregory Weaver	11,446,800	864,789	11,161,911

(ii)	Ratification of Auditors

The stockholders ratified the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,327,831	1,052,019	93,650	0

(iii)	Increase Authorized Shares under Option Plan

The stockholders approved an increase of 2,000,000 shares to the option plan as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,647,513	2,631,738	32,338	11,161,911

(iv)	Reverse Stock Split

The stockholders approved a potential reverse stock split as determined at the discretion of the board as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,622,192	3,636,306	215,003	0

(v)	Non-binding Vote on Executive Compensation

The stockholders approved an advisory non-binding vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,150,866	1,974,467	184,236	11,163,931

At the time of the 2016 Annual Meeting, there were insufficient votes to pass proposal 4 to increase the authorized shares of common stock by 100,000,000 shares. Given the importance of this proposal, the meeting was adjourned to allow additional time for voting on this proposal. The meeting will reconvene at 1 p.m. PDT on June 3, 2016 at 1616 Eastlake Ave. East, First Floor Conference Room, Seattle, WA 98102. During the period of adjournment the Company will continue to accept stockholder votes on this proposal.

Item 9.01. Financial Statements and Exhibits

10.1	Amended and Restated Employment Agreement between the Company and Kyle Guse dated May 18, 2016#

# Indicates management contract or compensatory plan, contract or agreement.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	Atossa Genetics Inc.
	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary